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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2003, except as to Note 15, which is as of March 28, 2003, relating to the financial statements and financial statement schedules, which is incorporated by reference in the Company's Registration Statement (No 333-107732) on Form S-3, and which appears in Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 21, 2003